Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212 935 3000 mintz.com

March 15, 2021

Cyclacel Pharmaceuticals, Inc.

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

Ladies and Gentlemen:

We have acted as counsel to Cyclacel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to 2,078,214 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, including up to 271,071 Shares that may be sold pursuant to the exercise of an option to purchase additional shares, all of which are authorized but heretofore unissued shares to be offered and sold by the Company pursuant to the Registration Statement on Form S-3, including a base prospectus (File No. 333-231923) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), which became effective on June 21, 2019, as supplemented by the prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act, relating to the offer and sale of the Shares (the base prospectus included in the Registration Statement and the prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act being collectively referred to herein as the “Prospectus”).

In connection with this opinion, we have (i) examined and relied upon: (A) the Registration Statement, (B) the Prospectus, (C) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, and (D) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below; and (ii) assumed that the Shares to be sold to the underwriters by the Company will be sold at a price and on terms established by the Board of Directors of the Company or a duly constituted pricing committee thereof in accordance with Section 153 of the Delaware General Corporation Law. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on signed documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to the effectiveness thereof (except we have not made such assumption with respect to the Company).

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

This letter speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We assume no obligation to revise or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

Boston       London       Los Angeles       New York       San Diego       San Francisco      Washington

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY & POPEO, P.C.

Boston       London       Los Angeles       New York       San Diego       San Francisco      Washington

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.